UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2024

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Blvd. of the Americas. Suite 105, Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 380-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of Common Stock, $0.086 par value per shares	RELIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On April 19, 2024, Reliance Global Group, Inc., a Florida corporation (the “Company”) issued 510,485 shares of the Company’s restricted common stock to Julie A. Blockey.

As previously disclosed, the Company, Southwestern Montana Insurance Center, LLC, a Montana limited liability company (the “Subsidiary”), Southwestern Montana Financial Center, Inc., a Montana corporation (the “Seller”), and Julie A. Blockey (the “Holder”, and collectively with the Company, Subsidiary, and Seller, the “Parties”) entered into a purchase agreement on or around April 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement.

On September 29, 2023, the Parties then entered into that certain first amendment to the Purchase Agreement (the “First Amendment”). Pursuant to the First Amendment, the Parties agreed to a total remaining balance of $500,000.00 owed under the Purchase Agreement. In satisfaction of such remaining balance, the Company agreed to issue 174,610 shares of the Company’s restricted common stock, par value $0.086 per share (the “Common Stock”), to the Holder. The First Amendment also stated that if the Nasdaq official closing price of the Common Stock is less than $2.43 on March 29, 2024 (the “Calculation Date”), then a determination of the Make-Up Amount (as defined herein) will be made. The “Make-Up Amount” means $425,000.00 minus the Blockey Shares Value (174,610 multiplied by the Nasdaq official closing price of the Common Stock on the Calculation Date).

The First Amendment further stated that the Company shall, within fifteen (15) business days the Calculation Date, pay an amount in cash equal to the Make-Up Payment (50% of the Make-Up Amount) and issue the Make-Up Shares (an amount of Common Stock equal to 50% of the Make-Up Amount divided by the Nasdaq official closing price of the Common Stock on March 29, 2024) to the Holder.

Accordingly, on the Calculation Date, the Common Stock was less than $2.43 per share, and 510,485 shares were issued as the Make-Up Amount.

The Company’s restricted common stock described above were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(d) of Regulation D thereunder.

Following the above issuances, as of April 19, 2024, the Company had 7,477,441 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2024	Reliance Global Group, Inc.

	By:	/s/ Joel Markovits
Joel Markovits
Chief Executive Officer

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